Exhibit 99.1

Investor Contact:	Investor Relations Polycom, Inc. 925-924-5907 investor@polycom.com

Press Contact:	Caroline Japic Polycom, Inc. 408-474-2265 caroline.japic@polycom.com

Polycom Reports Third Quarter 2010 Earnings

Q3 Revenue Growth of 27 Percent Year-over-Year to a Record $308 Million

PLEASANTON, Calif. – Oct. 21, 2010 – Polycom, Inc. (Nasdaq: PLCM), a global leader in unified communications solutions, today reported its earnings for the third quarter ended Sept. 30, 2010.

Third quarter 2010 consolidated net revenues were a record $308 million, compared to $243 million for the third quarter of 2009. GAAP net income for the third quarter of 2010 was $17 million, or 20 cents per diluted share, compared to $14 million, or 16 cents per diluted share, for the same period last year. Non-GAAP net income for the third quarter of 2010 was $34 million, or 38 cents per diluted share. This compares to Non-GAAP net income of $27 million, or 31 cents per diluted share, for the third quarter of 2009.

For the nine months ended Sept. 30, 2010, net revenues were $879 million, compared to $699 million for the first nine months of 2009. GAAP net income for the nine months ended Sept. 30, 2010 was $35 million, or 40 cents per diluted share, compared to GAAP net income of $37 million, or 44 cents per diluted share, for the same period last year. Non-GAAP net income for the period was $89 million, or $1.02 per diluted share, compared to $74 million, or 86 cents per diluted share, for the first nine months of 2009.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, consolidated net revenues for the third quarter of 2010 were comprised of:

•	67 percent video solutions, or $206 million (52 percent video communications, or $160 million, and 15 percent network systems, or $46 million); and

•	33 percent voice communications, or $102 million.

On a product line basis, consolidated net revenues for the third quarter of 2009 were comprised of:

•	68 percent video solutions, or $165 million (53 percent video communications, or $130 million, and 15 percent network systems, or $35 million); and

•	32 percent voice communications, or $78 million.

“Q3 represented a hallmark quarter for Polycom across the business, validating the speed and precision with which we have executed our go-to-market strategy and underscoring our unique role as the UC ecosystem partner of choice,” said Andrew Miller, Polycom president and CEO. “Importantly, we generated sharp growth in network systems revenues, driven by the launch of the Polycom UC Intelligent

Core, leveraging our best-in-class infrastructure technology and our highly-effective sales engine. These customer wins at the core not only contributed to Polycom’s record revenues but, more importantly, bodes well for the proliferation of our collaboration solution into our growing customer base. We also achieved significant gains with the Polycom Open Collaboration Network, which was punctuated by our new strategic relationship with Microsoft where we are jointly developing and marketing a unified communications solution that leverages the demand for the next-generation Microsoft Lync UC server.”

“Looking to Q4 and 2011, we believe Polycom is in a unique position to capture the emerging network effect of UC adoption by enterprise, public sector, service providers, SMB, and, ultimately, the connected home. In order to most effectively deliver on this mounting demand, we recruited a slate of world-class executives from industry leading companies to execute on the strategy that we set forth one year ago today. Through our unparalleled innovations, strategic partnerships, and customer-centric go-to-market capabilities, we have been taking share and, more importantly, leading this industry to unprecedented levels of customer adoption. The strategic investment plan is working, our margins are expanding, and we are now staged to take this business to the next level,” concluded Miller.

“In the third quarter, revenues grew 27 percent year-over-year, underpinned by record bookings that generated record backlog exiting Q3,” said Michael Kourey, Polycom executive vice president, finance and administration, and CFO. “Driven by network systems growth of 15 percent sequentially and 31 percent year-over-year and the robust demand environment for Polycom’s entire solution, gross margins increased more than one point sequentially and over two points year-over-year. As a result of these strong operating results and effective working capital management, we generated third quarter positive operating cash flow of $41 million, exiting the third quarter with $500 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is a global leader in unified communications solutions with industry-leading telepresence, video, voice and infrastructure solutions built on open standards. Polycom powers smarter conversations, transforming lives and businesses worldwide. Please visit www.polycom.com for more information or connect with Polycom on Twitter, Facebook, and LinkedIn.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the future proliferation of our collaboration solution into a growing customer base and Polycom as being uniquely positioned to capture the emerging network effect of UC adoption and as leading the industry to unprecedented levels of customer adoption. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the Company’s continuing strategic investment plan may not yield the intended results or may take longer than originally anticipated to achieve such results, the impact of competition on our product sales and for our customers and partners, the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do, potential fluctuations in results and future growth rates, risks associated with general economic conditions and external market factors, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel that may cause disruption to the business, any disruptive impact to the Company that may result from the new executive hires, the impact of restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Earnings Call Details

As has been noted on the Company’s web site since Oct. 6, 2010, Polycom will hold a conference call today, Oct. 21, 2010, at 5 p.m. EDT/2 p.m. PDT to discuss its third quarter earnings. Andrew Miller, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the US and Canada, by calling 800.763.6049; and for callers outside of the US and Canada, by calling 212.231.2900. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21484381. A replay of the call will also be available on www.polycom.com for approximately 12 months.

Future Events

Delivering on the Promise of Unified Communications

President and CEO Andrew Miller and Chief Strategy and Technology Officer Joe Burton will host a one-hour, live global web broadcast on Monday, November 8 at 10 a.m. EST/7 a.m. PST, which will be moderated by Lane Cooper from Computerworld Magazine. For webcast details, please go to: http://www.polycom.com/company/events/webcast-miller-burton.html

Transatlantic Analyst Event

Polycom will also host a live global web broadcast on Monday, December 6 at Noon EST/9 a.m. PST. President and CEO Andrew Miller and other key members of the executive team will discuss Polycom’s Unified Communications vision and strategy and provide updates on the strategic investment plan. For webcast details, please go to: http://www.polycom.com/company/investor_relations/financial_investor_events.html

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2010 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
	GAAP	Excluded	Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$255,496	$—	$255,496	$728,348	$—		$728,348
Service revenues	52,573	—	52,573	150,510	—		150,510

Total revenues	308,069	—	308,069	878,858	—		878,858

Cost of revenues:
Cost of product revenues	99,913	4,044 (a)	95,869	291,463	12,310	(a)	279,153
Cost of service revenues	25,371	849 (b)	24,522	74,390	2,988	(b)	71,402

Total cost of revenues	125,284	4,893	120,391	365,853	15,298		350,555

Gross profit	182,785	(4,893)	187,678	513,005	(15,298)		528,303

Operating expenses:
Sales and marketing	97,214	7,095 (b)	90,119	282,491	20,658	(b)	261,833
Research and development	38,278	2,339 (b)	35,939	108,423	7,788	(b)	100,635
General and administrative	19,440	4,322 (c)	15,118	55,627	13,013	(c)	42,614
Amortization of purchased intangibles	1,406	1,406	—	4,267	4,267		—
Restructuring costs	3,301	3,301	—	6,574	6,574		—
Litigation reserves and payments	—	—	—	1,235	1,235		—

Total operating expenses	159,639	18,463	141,176	458,617	53,535		405,082

Operating income	23,146	(23,356)	46,502	54,388	(68,833)		123,221

Other income (expense), net	293	249 (d)	44	(7,931)	(5,324	)(d)	(2,607)

Income before provision for income taxes	23,439	(23,107)	46,546	46,457	(74,157)		120,614
Provision for income taxes	6,171	(6,512)	12,683	11,174	(20,111)		31,285

Net income	$17,268	$(16,595)	$33,863	$35,283	$(54,046)		$89,329

Basic net income per share	$0.20	$(0.20)	$0.40	$0.41	$(0.64)		$1.05

Diluted net income per share	$0.20	$(0.18)	$0.38	$0.40	$(0.62)		$1.02

Weighted average shares outstanding for basic net income per share	85,313		85,313	85,045			85,045

Weighted average shares outstanding for diluted net income per share	87,984		87,984	87,864			87,864

(a)	For the three months ended September 30, 2010, the excluded amount includes $3,321 related to the amortization of purchased intangibles for core and existing technologies, $610 for stock-based compensation expense recorded during the period and $113 related to the effect of stock-based compensation on warranty expense rates. For the nine months ended September 30, 2010, the excluded amount includes $9,996 related to the amortization of purchased intangibles for core and existing technologies, $1,968 for stock-based compensation expense recorded during the period and $346 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended September 30, 2010, the excluded amount includes $3,904 for stock-based compensation expense recorded during the period and $418 for severance. legal and other costs associated with the CEO transition in May 2010. For the nine months ended September 30, 2010, the excluded amount includes $9,008 for stock-based compensation expense recorded during the period and $4,005 for severance, legal and other costs associated with the CEO transition in May 2010.
(d)	For the three months ended September 30, 2010, the excluded amount represents the net gain realized during the period on preferred equity securities for which we previously recognized a loss as the securities were deemed to be other than temporarily impaired. For the nine months ended September 30, 2010, the excluded amount represents the loss recognized during the period on preferred securities considered to be other than temporarily impaired, net of any subsequent realized gains.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$198,955	$—	$198,955	$570,668	$—	$570,668
Service revenues	44,064	—	44,064	128,452	—	128,452

Total revenues	243,019	—	243,019	699,120	—	699,120

Cost of revenues:
Cost of product revenues	84,288	3,950 (a)	80,338	242,778	12,835 (a)	229,943
Cost of service revenues	20,509	740 (b)	19,769	60,569	2,110 (b)	58,459

Total cost of revenues	104,797	4,690	100,107	303,347	14,945	288,402

Gross profit	138,222	(4,690)	142,912	395,773	(14,945)	410,718

Operating expenses:
Sales and marketing	70,819	2,542 (b)	68,277	203,605	7,053 (b)	196,552
Research and development	29,004	1,669 (b)	27,335	85,532	5,430 (b)	80,102
General and administrative	13,556	2,265 (b)	11,291	39,873	5,742 (b)	34,131
Amortization of purchased intangibles	1,446	1,446	—	4,344	4,344	—
Restructuring costs	4,632	4,632	—	11,476	11,476	—
Litigation reserves and payments	700	700	—	700	700	—

Total operating expenses	120,157	13,254	106,903	345,530	34,745	310,785

Operating income	18,065	(17,944)	36,009	50,243	(49,690)	99,933

Other expense, net	(637)	—	(637)	(1,995)	—	(1,995)

Income before provision for income taxes	17,428	(17,944)	35,372	48,248	(49,690)	97,938
Provision for income taxes	3,722	(4,987)	8,709	11,192	(13,246)	24,438

Net income	$13,706	$(12,957)	$26,663	$37,056	$(36,444)	$73,500

Basic net income per share	$0.16	$(0.16)	$0.32	$0.44	$(0.44)	$0.88

Diluted net income per share	$0.16	$(0.15)	$0.31	$0.44	$(0.42)	$0.86

Weighted average shares outstanding for basic net income per share	84,189		84,189	83,855		83,855

Weighted average shares outstanding for diluted net income per share	86,199		86,199	85,168		85,168

(a)	For the three months ended September 30, 2009, the excluded amount includes $3,386 related to the amortization of purchased intangibles for core and existing technologies, $469 for stock-based compensation expense recorded during the period and $95 related to the effect of stock-based compensation on warranty expense rates. For the nine months ended September 30, 2009, the excluded amount includes $10,066 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fees claims, $1,437 for stock-based compensation expense recorded during the period and $282 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$307,720	$331,098
Investments	156,824	123,686
Trade receivables, net	147,434	132,813
Inventories	107,743	76,863
Deferred taxes	24,165	23,824
Prepaid expenses and other current assets	33,199	24,299

Total current assets	777,085	712,583

Property and equipment, net	104,118	81,252
Long-term investments	35,948	12,687
Goodwill	493,647	495,299
Purchased intangibles, net	31,373	46,255
Deferred taxes	28,107	23,943
Other assets	24,188	13,882

Total assets	$1,494,466	$1,385,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$106,556	$87,233
Accrued payroll and related liabilities	30,943	23,707
Taxes payable	4,154	617
Deferred revenue	95,481	79,504
Other accrued liabilities	54,831	52,360

Total current liabilities	291,965	243,421

Non-current liabilities
Deferred revenue	51,437	46,787
Taxes payable	18,031	27,111
Deferred taxes	2,570	2,702
Other long-term liabilities	12,708	12,027

Total liabilities	376,711	332,048

Stockholders’ equity	1,117,755	1,053,853

Total liabilities and stockholders’ equity	$1,494,466	$1,385,901

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues:
Product revenues	$255,496	$198,955	$728,348	$570,668
Service revenues	52,573	44,064	150,510	128,452

Total revenues	308,069	243,019	878,858	699,120

Cost of revenues:
Cost of product revenues	99,913	84,288	291,463	242,778
Cost of service revenues	25,371	20,509	74,390	60,569

Total cost of revenues	125,284	104,797	365,853	303,347

Gross profit	182,785	138,222	513,005	395,773

Operating expenses:
Sales and marketing	97,214	70,819	282,491	203,605
Research and development	38,278	29,004	108,423	85,532
General and administrative	19,440	13,556	55,627	39,873
Amortization of purchased intangibles	1,406	1,446	4,267	4,344
Restructuring costs	3,301	4,632	6,574	11,476
Litigation reserves and payments	—	700	1,235	700

Total operating expenses	159,639	120,157	458,617	345,530

Operating income	23,146	18,065	54,388	50,243

Other income (expense), net	293	(637)	(7,931)	(1,995)

Income before provision for income taxes	23,439	17,428	46,457	48,248
Provision for income taxes	6,171	3,722	11,174	11,192

Net income	$17,268	$13,706	$35,283	$37,056

Basic net income per share	$0.20	$0.16	$0.41	$0.44

Diluted net income per share	$0.20	$0.16	$0.40	$0.44

Weighted average shares outstanding for basic net income per share	85,313	84,189	85,045	83,855

Weighted average shares outstanding for diluted net income per share	87,984	86,199	87,864	85,168

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income	$35,283	$37,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,728	24,931
Amortization of purchased intangibles	14,263	14,405
Provision for doubtful accounts	—	247
Provision for excess and obsolete inventories	3,337	3,124
Non-cash stock based compensation	42,410	21,772
Excess tax benefits from stock-based compensation	(6,649)	(1,638)
Write down of investments other than temporarily impaired	6,530	—
Loss on disposals of property and equipment	215	90

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(14,621)	1,572
Inventories	(34,217)	17,248
Deferred taxes	(5,068)	1,460
Prepaid expenses and other assets	(24,353)	213
Accounts payable	19,323	531
Taxes payable	3,571	2,974
Other accrued liabilities	31,913	(10,974)

Net cash provided by operating activities	101,665	113,011

Cash flows from investing activities:
Purchase of property and equipment	(51,816)	(25,994)
Purchases of investments	(291,613)	(408,413)
Proceeds from sale and maturity of investments	237,205	400,087

Net cash used in investing activities	(106,224)	(34,320)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	43,796	33,958
Repurchase of common stock	(69,264)	(35,439)
Excess tax benefits from stock-based compensation	6,649	1,638

Net cash provided by (used in) financing activities	(18,819)	157

Net increase (decrease) in cash and cash equivalents	(23,378)	78,848
Cash and cash equivalents, beginning of period	331,098	165,669

Cash and cash equivalents, end of period	$307,720	$244,517